SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 2, 2004

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

ON Semiconductor Corporation
5005 E. McDowell Road
Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On January 2, 2004, ON Semiconductor Corporation announced the refinancing by it and its principal operating company, Semiconductor Components Industries, LLC, of approximately $48 million of term loans under their senior bank facilities with the proceeds of a new loan provided to ON Semiconductor’s joint venture in Leshan, China by the China Construction Bank at an annual interest rate of LIBOR plus 150 basis points as compared to the previous rate of LIBOR plus 325 basis points. In connection with the preceding, ON Semiconductor is filing as Exhibit 99 a copy of a news release for ON Semiconductor Corporation dated January 2, 2004 titled “ON Semiconductor Refinances a Portion of its Bank Debt.”

Item 7.	Financial Statements, Pro Forma
Financial Information and Exhibits.

(a)    Financial Statements of Businesses Acquired

                      Not applicable.

(b)    Pro Forma Financial Information

                      Not applicable.

(c)    Exhibits

Exhibit No.	Description

99	News release for ON Semiconductor Corporation dated January 2, 2004 titled “ON Semiconductor Refinances a Portion of its Bank Debt”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: January 2, 2004	By:	/s/ DONALD A. COLVIN

Donald A. Colvin
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99	News release for ON Semiconductor Corporation dated January 2, 2004 titled “ON Semiconductor Refinances a Portion of its Bank Debt”

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